From:	EnviroStar, Inc.

290 NE 68 Street

Miami, FL 33138

Henry M. Nahmad (305) 754-8676

Michael Steiner (305) 754-8676

EnviroStar Reports Record Third Quarter Results

Miami, FL – May 15, 2018 – EnviroStar, Inc. (NYSE American: EVI) reported record results for the three and nine month periods ended March 31, 2018. Record revenues of $44 million and $106 million during the three and nine-month periods ended March 31, 2018, respectively, reflect revenues generated by recently acquired businesses as well as revenue growth from historical operations.

In addition to these results, during the third fiscal quarter, EVI continued to execute its buy and build growth strategy through the addition of AAdvantage Laundry Systems and Sky-Rent LP. The effective execution of EVI’s buy-and-build growth strategy has led to growth in the Company’s operations and market capitalization, which has required the Company to invest and incur expenses in certain areas that support this and future growth. More notably, EVI believes that its growth and execution has won the confidence of many entrepreneurs with businesses in and around the commercial laundry industry, resulting in increased acquisition and other growth opportunities for the Company.

Third Quarter Results

▪	Revenue increased 77% to a record $44 million
▪	Gross Margins increased from 23% to a record 26%
▪	Operating Income increased 26% to $1.9 million
▪	Net Income increased 28% to $1.1 million
▪	Adjusted EBITDA increased 45% to $2.8 million or 6.3%

Nine Month Results

▪	Revenue increased 57% to a record $106 million
▪	Gross Margins increased from 22% to 24%
▪	Operating Income increased 17% to a record $5.1 million
▪	Net Income increased 25% to a record $3.2 million
▪	Adjusted EBITDA increased 47% to $7.3 million or 6.9%

Henry M. Nahmad, EVI’s Chairman and CEO, stated: “EVI delivered another record quarter with strong revenues, increased gross margins, and the addition of two high-quality companies. While we continue to aggressively pursue the addition of new businesses to the EVI Family, our team of successful entrepreneurs is focused on creating growth for EVI and each of our businesses.”

It is important to note that the timing of revenue recognition related to the sale and installation of commercial, industrial, and vended laundry products is occasionally impacted by delays related to installation schedules.

Use of Non-GAAP Financial Information

In this release, EVI discloses the non-GAAP financial measure of Adjusted EBITDA, which EVI defines as earnings before interest, taxes, depreciation, amortization, and amortization of share-based compensation. Adjusted EBITDA is determined by adding interest expense, income taxes, depreciation, amortization, and amortization of share-based compensation to net income, as shown in the attached Condensed Consolidated Adjusted EBITDA (Earnings before Interest, Taxes, Depreciation, Amortization, and Amortization of Share-based Compensation). EVI considers Adjusted EBITDA to be an important indicator of its operating performance. Adjusted EBITDA is also used by companies, lenders, investors and others because it excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels and credit ratings, and the tax positions of companies can vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. Adjusted EBITDA should not be considered as an alternative to net income or any other measure of financial performance or liquidity, including cash flow, derived in accordance with GAAP, or to any other method of analyzing EVI’s results as reported under GAAP. In addition, EVI’s definition of Adjusted EBITDA may not be comparable to definitions of Adjusted EBITDA or other similarly titled measures used by other companies.

About EnviroStar

EnviroStar, Inc., through its wholly-owned subsidiaries, distributes commercial, industrial and vended laundry and dry cleaning equipment and steam and hot water boilers manufactured by others, supplies related replacement parts and accessories, provides installation and maintenance services to its customers, and designs and plans turn-key laundry, dry cleaning and boiler systems for its customers, which include institutional, retail, industrial, commercial and government customers.

Safe Harbor Statement

Except for the historical matters contained herein, statements in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to a number of known and unknown risks and uncertainties that may cause actual results, trends, performance or achievements of EVI, or industry trends and results, to differ from the future results, trends, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include, among others, the risks related to EVI’s business, results, financial condition and prospects, the risk that service, rental and lease operations may not grow or otherwise result in increased revenues or gross margins, risks associated with the EVI’s buy-and-build growth strategy, including that EVI may not be successful in achieving its goals with respect to such strategy, that EVI may not be successful in identifying or consummating acquisitions or other strategic opportunities when anticipated or at all, that the potential benefits of acquisitions, including the addition of AAdvantage, may not be realized to the extent anticipated or at all, integration risks, risks related to indebtedness incurred in connection with acquisitions, dilution experienced by EVI’s stockholders as a result of shares issued in connection with acquisitions and the financing of acquisitions, and risks related to the business, operations and prospects of acquired businesses, the risk that EVI’s investments in, and other expenses related to, its growth or otherwise may continue to increase and not result in improved performance or growth, and other economic, competitive, governmental, technological and other risks and factors, including those discussed in EVI’s filings with the Securities and Exchange Commission, including, without limitation, EVI’s Annual Report on Form 10-K for the fiscal year ended June 30, 2017. Many of these risks and factors are beyond EVI’s control. Further, past performance and perceived trends may not be indicative of future results. EVI cautions that the foregoing factors are not exclusive. The reader should not place undue reliance on any forward-looking statement, which speaks only as of the date made. EVI does not undertake to, and specifically disclaims any obligation to, update or supplement any forward-looking statement, whether as a result of changes in circumstances, new information, subsequent events or otherwise, except as may be required by law.

EnviroStar, Inc.

Condensed Consolidated Income Statement (in thousands, except per share data)

	9-Months Ended	9-Months Ended	3-Months Ended	3-Months Ended
	3/31/18	3/31/17	3/31/18	3/31/17

Revenues	$105,995	$67,523	$43,673	$24,653
Cost of Sales	80,604	52,855	32,500	19,073
Gross Profit	25,391	14,668	11,173	5,580
SG&A	20,313	10,328	9,286	4,081
Operating Income	5,078	4,340	1,887	1,499
Interest Expense, net	376	112	193	62
Income before Income Taxes	4,702	4,228	1,694	1,437
Provision for Income Taxes	1,493	1,658	558	547
Net Income	3,209	2,570	1,136	890

Net Income per Share
Basic	$0.28	$0.27	$0.10	$0.08
Diluted	$0.27	$0.27	$0.09	$0.08

Weighted Average Shares Outstanding
Basic	10,728	9,140	11,020	10,369
Diluted	11,145	9,172	11,519	10,465

The table below reconciles net income, the most comparable GAAP financial measure, to Adjusted EBITDA.

EnviroStar, Inc.

Condensed Consolidated Adjusted EBITDA (in thousands)

Earnings before Interest, Taxes, Depreciation, Amortization, and Amortization of Share-Based Compensation

	9-Months Ended	9-Months Ended	3-Months Ended	3-Months Ended
	3/31/18	3/31/17	3/31/18	3/31/17

Net Income	$3,209	$2,570	$1,136	$890
Interest Expense	376	112	193	62
Provision for Income Taxes	1,493	1,658	558	547
Depreciation and Amortization	1,023	409	476	251
Amortization of Share-Based Compensation	1,164	200	391	154
Adjusted EBITDA	7,265	4,949	2,754	1,904
Adjusted EBITDA %	6.9%	7.3%	6.3%	7.7%